Exhibit 10.14

PREFERRED STOCK PURCHASE AGREEMENT

BY AND BETWEEN
VEIN ASSOCIATES OF AMERICA, INC.
AND
CERTAIN INVESTORS(AS

LISTED ON SCHEDULE A)
DATED AS OF
March 20, 2006

PREFERRED STOCK PURCHASE AGREEMENT

This PREFERRED STOCK PURCHASE AGREEMENT (the “Agreement”) is made and entered into as of the 20th day of March, 2006 (“Effective Date”) by and between Vein Associates of America, Inc, a corporation organized and existing under the laws of the State of Florida (the “Company”) and certain investors (hereinafter referred to collectively as “Investor” or “Investors”), as listed on Schedule A herein (each agreement with an Investor being deemed a separate and independent agreement between the Company and such Investor).

PRELIMINARY STATEMENT:

WHEREAS, the Investor wishes to purchase from the Company, upon the terms and subject to the conditions of this Agreement, Twenty Seven Million Seven Hundred Seventy Seven Thousand Seven Hundred Seventy Eight (27,777,778.00) shares of preferred stock of the Company, with such preferred stock being as described in the Certificate of Amendment (the “Certificate of Amendment”), in substantially the form attached hereto as Exhibit A (the “Preferred Stock”), to the Company’s Articles for the Purchase Price set forth in Section 1.3.13 hereof. Subject to the limitations set forth herein and in the Certificate of Amendment, the Preferred Stock shall be initially convertible into shares of Common Stock of the Company at any time at a conversion price of Seven and 20/100 cents ($0.072) per share (the “Conversion Price”). In addition, the Company will issue to the Investor two Common Stock Purchase Warrants (the “Warrants”) to purchase up to an additional Twenty Million (20,000,000) shares of Common Stock of the Company at exercise prices as stated in the Warrants; and

WHEREAS, the parties intend to memorialize the purchase and sale of such Preferred Stock and the Warrants.

NOW, THEREFORE, in consideration of the foregoing premises and the representations and warranties, covenants and other agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby conclusively acknowledged, the parties hereto, intending to be legally bound, agree as follows:

ARTICLE I

INCORPORATION BY REFERENCE, SUPERSEDER AND DEFINITIONS

1.1 Incorporation by Reference. The foregoing recitals and the Exhibits and Schedules attached hereto and referred to herein, are hereby acknowledged to be true and accurate in all material respects, and are incorporated herein by this reference.

1.2 Superseder. This Agreement, to the extent that it is inconsistent with any other instrument or understanding between the parties governing the affairs of the Company, shall

PREFERRED STOCK PURCHASE AGREEMENT BY AND BETWEENVEIN
ASSOCIATES OF AMERICA, INC. AND CERTAIN INVESTORS

supersede such instrument or understanding to the fullest extent permitted by law. A copy of this Agreement shall be filed at the Company’s principal office.

1.3 Certain Definitions. For purposes of this Agreement, the following capitalized terms shall have the following meanings (all capitalized terms used in this Agreement that are not defined in this Article I shall have the meanings set forth elsewhere in this Agreement):

1.3.1 ”1933 Act” means the Securities Act of 1933, as amended.

1.3.2 ”1934 Act” means the Securities Exchange Act of 1934, as amended.

1.3.3 “Affiliate” means a Person or Persons directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with the Person(s) in question. The term “control,” as used in the immediately preceding sentence, means, with respect to a Person that is a corporation, the right to the exercise, directly or indirectly, of more than 50 percent of the voting rights attributable to the shares of such controlled corporation and, with respect to a Person that is not a corporation, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such controlled Person.

1.3.4 “Articles” means the Articles of Incorporation of the Company, as the same may be amended from time to time.

1.3.5 “Closing” shall mean the closing of the transactions contemplated by this Agreement on the Closing Date.

1.3.6 “Closing Date” means the date on which the payment of the Purchase Price by the Investor to the Company (in Escrow or otherwise) is completed pursuant to this Agreement to purchase the Preferred Stock and Warrants, which shall occur on or before March 31, 2006.

1.3.7 “ Common Stock”means shares of common stock of the Company, par value $0.001 per share.

1.3.8 “EBITDA” shall mean for any period, the Company’s Earnings Before Interest, Tax, Depreciation and Amortization calculated on a consolidated basis.

1.3.9 “Escrow Agent” shall mean Herrick, Feinstein LLP, in its capacity as escrow agent under the Escrow Agreement, and its successors and assigns.

1.3.10 “Escrow Agreement” shall mean the Escrow Agreement among the Company, the Investor and the Escrow Agent, attached hereto as Exhibit D.

1.3.11 “Exempt Issuance” means the issuance of (a) shares of Common Stock or options to employees, officers or directors of the Company pursuant to any stock or option plan duly adopted by a majority of the non-employee members of the Board of Directors of the

PREFERRED STOCK PURCHASE AGREEMENT BY AND BETWEENVEIN
ASSOCIATES OF AMERICA, INC. AND CERTAIN INVESTORS

Company or a majority of the members of a committee of non-employee directors established for such purpose, (b) securities upon the exercise of or conversion of any securities issued hereunder, (c) securities repurchased by the Company pursuant to a right of first refusal, and (d) securities issued pursuant to acquisitions or strategic transactions, provided any such issuance shall only be to a Person which is, itself or through its subsidiaries, an operating company in a business synergistic with the business of the Company and in which the Company receives benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

1.3.12 “Florida Act” means the Florida General Corporation Law, as amended.

1.3.13 “Material Adverse Effect” shall mean any adverse effect on the business, operations, properties or financial condition of the Company that is material and adverse to the Company and its subsidiaries and affiliates, taken as a whole, and/or any condition, circumstance, or situation that would prohibit or otherwise materially interfere with the ability of the Company to perform any of its material obligations under this Agreement or the Registration Rights Agreement or to perform its obligations under any other material agreement.

1.3.14 “Person” means an individual, partnership, firm, limited liability company, trust, joint venture, association, corporation or any other legal entity.

1.3.15 “Purchase Price” means the Seven and 20/100 cents ($0.072) per share paid by the Investor to the Company for the Preferred Stock and Warrants.

1.3.16 “Registration Rights Agreement” shall mean the registration rights agreement between the Investor and Company attached hereto as Exhibit B.

1.3.17 “Registration Statement” shall mean the registration statement under the 1933 Act to be filed with the SEC for the registration of the Shares pursuant to the Registration Rights Agreement..

1.3.18 “SEC” means the Securities and Exchange Commission.

1.3.19 “SEC Documents” shall mean the Company’s Form 10-SB and all Forms 10-K, 10-KSB, 10-Q, 10-QSB, 8-K, and proxy statements filed thereafter until such time as the Company no longer has an obligation to maintain the effectiveness of a Registration Statement as set forth in the Registration Rights Agreement.

1.3.20 “Shares” shall mean, collectively, the shares of Common Stock issued upon conversion of the Preferred Stock subscribed for hereunder and those shares of Common Stock issuable to the Investor upon exercise of the Warrants.

PREFERRED STOCK PURCHASE AGREEMENT BY AND BETWEENVEIN
ASSOCIATES OF AMERICA, INC. AND CERTAIN INVESTORS

1.3.21 “Subsequent Financing” shall mean any offer and sale subsequent to the Closing Date of (i) shares of preferred stock or debt that is initially convertible into shares of Common Stock or (ii) shares of preferred stock senior or superior to the Preferred Stock.

1.3.22 “Transaction Documents” shall mean this Agreement, all Schedules and Exhibits attached hereto and all other documents and instruments to be executed and delivered by the parties in order to consummate the transactions contemplated hereby including, but not limited to, the documents listed in Sections 3.2 and 3.3.

1.3.23 “Warrants” shall mean the Common Stock Purchase Warrants in the form attached hereto Exhibit C.

ARTICLE II

SALE AND PURCHASE OF PREFERRED STOCK AND WARRANTS; PURCHASE PRICE

2.1 Sale of Preferred Stock and Issuance of Warrants.
(a)
Upon the terms and subject to the conditions set forth herein, and in accordance with applicable law, the Company agrees to sell to the Investor, and the Investor agrees to purchase from the Company, on the Closing Date up to Twenty Seven Million Seven Hundred Seventy Seven Thousand Seven Hundred Seventy Eight (27,777,778.00) shares of Preferred Stock and the Warrants against payment of the Purchase Price to the Company. The Preferred Stock and Warrants shall be issued to each Person included within the definition of the term “Investor” as provided in Schedule A. The Purchase Price shall be paid by the Investor to the Company on the Closing Date by a wire transfer of immediately available funds or certified check of the Purchase Price into escrow to be held by the Escrow Agent pursuant to the terms of the Escrow Agreement. The Company shall cause the Preferred Stock and the Warrants to be issued to the Investor upon the release of the Purchase Price to the Company by the Escrow A gent pursuant to the terms of the Escrow Agreement. The Company shall register the Shares pursuant to the terms and conditions of a Registration Rights Agreement attached hereto as Exhibit B.
(b)
Each share of Preferred Stock shall initially be convertible by the Investor into one (1) share of Common Stock; provided, however, that the Investor shall not be entitled to convert the Preferred Stock into shares of Common Stock that would result in beneficial ownership by the Investor and its Affiliates of more than four and nine tenths (4.9%) of the then outstanding number of shares of Common Stock on such date. For the purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the 1934 Act and Regulation 13d-3 promulgated thereunder.
PREFERRED STOCK PURCHASE AGREEMENT BY AND BETWEENVEIN
ASSOCIATES OF AMERICA, INC. AND CERTAIN INVESTORS

(c) Upon execution and delivery of this Agreement and the Company’s receipt of the Purchase Price from the Escrow Agent pursuant to the terms of the Escrow Agreement, the Company shall issue to the Investor the Warrant(s) to purchase an aggregate of up to Twenty Million (20,000,000) shares of Common Stock at exercise prices as stated in the Warrants, all pursuant to the terms and conditions of the form of Warrants attached hereto as Exhibit C; provided, however, that the Investor shall not be entitled to exercise the Warrants and receive shares of Common Stock that would result in beneficial ownership by the Investor and its Affiliates of more than 4.9% of the then outstanding number of shares of Common Stock on such date. For the purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the 1934 Act, and Regulation 13d-3 thereunder.

ARTICLE III

CLOSING DATE AND DELIVERIES AT CLOSING

3.1 Closing Date. The closing of the transactions contemplated by this Agreement (the “Closing”), unless expressly determined herein, shall be held at the offices of the Escrow Agent, at 1:00 P.M. local time, on the Closing Date or on such other date and at such other place as may be mutually agreed by the parties, including closing by facsimile with originals to follow.

3.2 Deliveries by the Company. In addition to and without limiting any other provision of this Agreement, the Company agrees to deliver, or cause to be delivered, to the Escrow Agent under the Escrow Agreement at or prior to Closing, the following:

(a)
An executed Agreement with all Exhibits and Schedules attached hereto and referenced herein;
(b)
An executed Warrant in the name of the Investor in the form attached hereto as Exhibit C;
(c)
The executed Registration Rights Agreement;
(d)
Certifications in form and substance acceptable to the Company and the Investor from any and all brokers agents involved in the transactions contemplated hereby as to the amount of commission or compensation payable to such broker or agent as a result of the consummation of the transactions contemplated hereby and from the Company or Investor, as appropriate, to the effect that reasonable reserves for any other commissions or compensation that may be claimed by any broker or agent have been set aside;
(e)
Management letter from the Company’s accountants;
PREFERRED STOCK PURCHASE AGREEMENT BY AND BETWEENVEIN
ASSOCIATES OF AMERICA, INC. AND CERTAIN INVESTORS

(f)
Evidence of approval of the board of directors and shareholders of the Company as needed of the Transaction Documents and the transactions contemplated thereby;
(g)
Certificate of the President of the Company that the Certificate of Amendment has been adopted and filed (it being understood that the Certificate of Amendment shall contain provisions relating to the Preferred Stock and the restriction described in Section 6.18);
(h)
Certificate of Amendment to the Certificate of Incorporation of the Company adopting the provision described in Section 6.18;
(i)
Certificates of Existence or Authority to Transact Business of the Company issued by each of the Secretaries of State for Florida;
(j)
Stock Certificate in the name of Investor evidencing the Preferred Stock; (k) The executed Escrow Agreement;
(l)
Executed purchase agreement and documentation showing that the Kingsley acquisition has been consummated; (m) (i) Calvin Cao, for himself and his Affiliates, shall have executed and delivered to the Company agreements which, for a period of One (1) year commencing on Closing: (a) prohibits the sale or other disposition of their respective Common Stock; and, (b) transfers all voting rights in such Common Stock to Eric Luetkemeyer, the Company’s President and CEO, who shall vote such shares, during such period, as he sees fit in his sole and absolute discretion; and, (ii) Joseph Morgan, for himself and his Affiliates, shall have executed and delivered to the Company agreements which: (aa) for a period of One (1) year commencing on Closing prohibits the sale or other disposition of their respective Common Stock; and, (bb) transfers all voting rights in such Common Stock to Eric Luetkemeyer, the Company’s President and CEO, who shall vote such shares as he sees fit in his sole and absolute discretio n, for a period commencing at Closing and ending upon the later of: (i) the first anniversary of the Closing date; or, (ii) the date upon which Joe Morgan ceases to be the subject of any criminal investigation, investigation for securities fraud or violations, criminal prosecution, and/or any conviction arising therfrom.
(n)
Copies of all executive employment agreements, all material documentation under which shares of the Company’s capital stock could potentially be issued or issued as payment, all material litigation documents; and
PREFERRED STOCK PURCHASE AGREEMENT BY AND BETWEENVEIN
ASSOCIATES OF AMERICA, INC. AND CERTAIN INVESTORS

(o) Such other documents or certificates as shall be reasonably requested by Investor or its counsel.

3.3 Deliveries by Investor. In addition to and without limiting any other provision of this Agreement, the Investor agrees to execute and/or deliver, or cause to be delivered, to the Escrow Agent under the Escrow Agreement, the following:

(a)
A deposit by means of wire transfer of immediately available funds or a certified check in the amount of the Purchase Price;
(b)
The executed Agreement with all Exhibits and Schedules attached hereto;
(c)
The executed Registration Rights Agreement;
(d)
The executed Escrow Agreement; and
(e)
Such other documents or certificates as shall be reasonably requested by the Company or its counsel.

In the event any document provided to the other party(ies) in Paragraphs 3.2 and/or 3.3 herein are provided by facsimile, such party shall forward an original document to the other party(ies) within seven (7) business days thereafter.

3.4 Further Assurances. The Company and the Investor shall, upon request, on or after the Closing Date, cooperate with each other (specifically, the Company shall cooperate with the Investor, and the Investor shall cooperate with the Company) by furnishing any additional information, executing and delivering any additional documents and/or other instruments, and doing any and all such things as may be reasonably required by the parties or their counsel to consummate or otherwise implement the transactions contemplated by this Agreement.

3.5 Waiver. The Investor may waive any of the requirements of Section 3.2 of this Agreement, and the Company at its discretion may waive any of the provisions of Section 3.3 of this Agreement. The Investor may also waive, by means of a written waiver delivered to the Escrow Agent, any of the requirements of the Company under the Escrow Agreement.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OFTHE
COMPANY

The Company represents and warrants to the Investor as of the date hereof and as of Closing (which warranties and representations shall survive the Closing to the extent provided in Section 11.13 regardless of what examinations, inspections, audits and other investigations the

PREFERRED STOCK PURCHASE AGREEMENT BY AND BETWEENVEIN
ASSOCIATES OF AMERICA, INC. AND CERTAIN INVESTORS

Investor has heretofore made or may hereinafter make with respect to such warranties and representations) as follows:

4.1 Organization and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida, and has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted and is duly qualified to do business in any other jurisdiction by virtue of the nature of the business conducted by it or the ownership or leasing of its properties, except where the failure to be so qualified will not, when taken together with all other such failures, have a Material Adverse Effect on the business, operations, properties, assets, financial condition or results of operation of the Company and its subsidiaries taken as a whole.

4.2 Articles of Incorporation and By-Laws. The copies of the Company’s Articles and By-Laws, as amended or restated to date, attached hereto as Exhibit E, are complete and correct copies of such documents as in effect on the date hereof and as of the Closing Date.

4.3 Capitalization.

4.3.1 The authorized and outstanding capital stock of the Company is set forth in the capitalization schedule attached hereto as Schedule

4.3.2. All outstanding shares of capital stock have been duly authorized and validly issued, and are fully paid, nonassessable and free of preemptive rights.

4.3.2 As of the date of this Agreement, the authorized capital stock of the Company consists of 75 million shares of Common Stock of which approximately 39.95 million shares of Common Stock are issued and outstanding. As of the Closing, following the issuance by the Company of the Preferred Stock to the Investor, the authorized capital stock of the Company will consist of 100 million shares of Common Stock and 35 million shares of Preferred Stock of which approximately 52 million shares of Common Stock and 31 million shares of Preferred Stock shall be issued and outstanding. As of the Closing, following the issuance of the options, Warrants and Preferred Stock convertible into an aggregate of 96.3 million shares of Common Stock will be outstanding.. All shares of capital stock described above to be issued at the Closing have been duly authorized and when issued, will be validly issued, fully paid and nonassessable and free of preemptive rights. Schedule 4.3.2 lists all shares of capital stock and derivative securities currently outstanding. The Company hereby represents that any and all shares of capital stock, derivative securities and current potentially dilutive events have been included in Schedule 4.3.2, including employment agreements, acquisition, consulting agreements, debts, payments, financing or business relationships that could be paid in equity, derivative securities or result in additional equity issuances.

4.3.3 Except pursuant to this Agreement and as set forth in Schedule 4.3.2, as of the date hereof and as of the Closing Date, there are not now outstanding options, warrants, rights to subscribe for, calls or commitments of any character whatsoever relating to, or securities or

PREFERRED STOCK PURCHASE AGREEMENT BY AND BETWEENVEIN
ASSOCIATES OF AMERICA, INC. AND CERTAIN INVESTORS

rights convertible into or exchangeable for, shares of any class of capital stock of the Company, or agreements, understandings or arrangements to which the Company is a party, or by which the Company is or may be bound, to issue additional shares of its capital stock or options, warrants, rights to subscribe for, calls or commitment of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, any shares of any class of its capital stock. The Company agrees to inform the Investors in writing of any additional warrants granted prior to the Closing Date.

4.3.4 The Company on the Closing Date (i) will have full right, power and authority to sell, assign, transfer, and deliver, by reason of record and beneficial ownership, to the Investor, the Preferred Stock and Warrants hereunder, free and clear of all liens, charges, claims, options, pledges, restrictions and encumbrances whatsoever and (ii) upon conversion of the Preferred Stock or exercise of the Warrants, the Investor will acquire good and marketable title to the shares of Common Stock issuable upon such conversion or exercise, free and clear of all liens, charges, claims, options, pledges, restrictions and encumbrances whatsoever, except as otherwise provided in this Agreement as to the limitation on the voting rights of such Shares in certain circumstances.

4.4 Authority. The Company has all requisite corporate power and authority to execute and deliver this Agreement, issue and deliver the Preferred Stock and Warrants, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement by the Company and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company is necessary to authorize this Agreement or to consummate the transactions contemplated hereby, except as disclosed in this Agreement. This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms and conditions, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, cons ervatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

4.5 No Conflict; Required Filings and Consents. The execution and delivery of this Agreement by the Company does not, and the performance by the Company of its obligations hereunder will not: (i) conflict with or violate the Articles or By-Laws of the Company; (ii) conflict with, breach or violate any federal, state, foreign or local law, statute, ordinance, rule, regulation, order, judgment or decree (collectively, “Laws”) in effect as of the date of this Agreement and applicable to the Company; or (iii) result in any breach of, constitute a default (or an event that with notice or lapse of time or both would become a default) under, give to any other entity any right of termination, amendment, acceleration or cancellation of, require payment under, or result in the creation of a lien or encumbrance on any of the properties or assets of the Company pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instru ment or obligation to which the Company is a

PREFERRED STOCK PURCHASE AGREEMENT BY AND BETWEENVEIN
ASSOCIATES OF AMERICA, INC. AND CERTAIN INVESTORS

party or by the Company or any of its properties or assets is bound. Excluded from the foregoing are such violations, conflicts, breaches, defaults, terminations, accelerations, creations of liens or encumbrances that would not, in the aggregate, have a Material Adverse Effect. For purposes of the representation made in this Section 4.5, the Company is assuming and relying upon the accuracy of the relevant representations and agreements of the Investor set out in Article V of this Agreement.

4.6 Report and Financial Statements. Attached hereto as Schedule 4.6 are the unaudited financial statements of the Company for its fiscal year ended June 30, 2005 and for the six months ended December 31, 2005 (collectively, the “Financial Statements”). Each of the balance sheets contained in or incorporated by reference into any such Financial Statements (including the related notes and schedules thereto) fairly presented the financial position of the Company, as of its date, and each of the statements of income and changes in stockholders’ equity and cash flows or equivalent statements in such Financial Statements (including any related notes and schedules thereto) fairly presents, changes in stockholders’ equity and changes in cash flows, as the case may be, of the Company, for the periods to which they relate, in each case in accordance with United States generally accepted accounting principles (“U.S. GAAP”) consistently appl ied during the periods involved, except in each case as may be noted therein, subject to normal audit adjustments. The books and records of the Company have been, and are being, maintained in all material respects in accordance with U.S. GAAP and any other applicable legal and accounting requirements and reflect only actual transactions.

4.7 Compliance with Applicable Laws. The Company is not in violation of, or, to the knowledge of the Company, is under investigation with respect to or has been given notice or has been charged with the violation of any law of a governmental agency, except for violations which individually or in the aggregate do not have a Material Adverse Effect.

4.8 Brokers. Except as set forth on Schedule 4.8, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

4.9 SEC Documents. The Company intends to register its Common Stock pursuant to Section 12(g) of the 1934 Act, and thereafter seek to have the Common Stock quoted on the OTC Bulletin Board of the National Association of Securities Dealers, Inc. Except under cover of a non-disclosure agreement, the Company has not provided to the Investor any information that, according to applicable law, rule or regulation, should have been disclosed publicly prior to the date hereof by the Company, but which has not been so disclosed.

4.10 Litigation. To the knowledge of the Company, no litigation, claim, or other proceeding before any court or governmental agency is pending or threatened against the Company, the prosecution or outcome of which may have a Material Adverse Effect.

PREFERRED STOCK PURCHASE AGREEMENT BY AND BETWEENVEIN
ASSOCIATES OF AMERICA, INC. AND CERTAIN INVESTORS

4.11 Exemption from Registration. Subject to the accuracy of the Investor’s representations and warranties in Article V, except as required pursuant to the Registration Rights Agreement, the sale of the Common Stock and Warrants by the Company to the Investor will not require registration under the 1933 Act, but may require registration under state securities law if applicable to the Investor. When validly converted in accordance with the terms of the Preferred Stock, and upon exercise of the Warrants in accordance with their terms, the Shares underlying the Preferred Stock and the Warrants will be duly and validly issued, fully paid, and non-assessable. The Company is issuing the Preferred Stock and the Warrants in accordance with and in reliance upon the exemption from securities registration afforded, inter alia, by Rule 506 under Regulation D as promulgated by the SEC under the 1933 Act and/or Section 4(2) of the 1933 Act; provided, however, that certain filings and regist rations may be required under state securities “blue sky” laws depending upon the residency of the Investor.

4.12 No General Solicitation or Advertising in Regard to this Transaction. Neither the Company nor any of its Affiliates nor, to the knowledge of the Company, any Person acting on its or any of its Affiliates behalf (i) has conducted or will conduct any general solicitation (as that term is used in Rule 502(c) of Regulation D as promulgated by the SEC under the 1933 Act) or general advertising with respect to the sale of the Preferred Stock or Warrants or (ii) made any offers or sales of any security or solicited any offers to buy any security under any circumstances that would require registration of the Preferred Stock or Warrants, under the 1933 Act, except as required herein.

4.13 No Material Adverse Effect. Except as set forth in Schedule 4.13 attached hereto, since June 30, 2005, no event or circumstance resulting in a Material Adverse Effect has occurred or exists with respect to the Company. No material supplier or customer has given notice, oral or written, that it intends to cease or reduce the volume of its business with the Company from historical levels. Since January 1, 2005, no event or circumstance has occurred or exists with respect to the Company or its business, properties, operations or financial condition, that, under any applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed in writing to the Investor.

4.14 Internal Controls And Procedures. The Company maintains books and records and internal accounting controls which provide reasonable assurance that (i) all transactions to which the Company or any subsidiary is a party or by which its properties are bound are executed with management’s authorization; (ii) the recorded accounting of the Company’s consolidated assets is compared with existing assets at regular intervals; (iii) access to the Company’s consolidated assets is permitted only in accordance with management’s authorization; and

(iv) all transactions to which the Company or any subsidiary is a party or by which its properties are bound are recorded as necessary to permit preparation of the financial statements of the Company in accordance with U.S. GAAP.

PREFERRED STOCK PURCHASE AGREEMENT BY AND BETWEENVEIN
ASSOCIATES OF AMERICA, INC. AND CERTAIN INVESTORS

4.15 Full Disclosure. No representation or warranty made by the Company in this Agreement and no certificate or document furnished, or to be furnished, to the Investor pursuant to this Agreement contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE INVESTOR

For purposes of this Article V, the representations and warranties are made individually to the Company by each Person included within the definition of the term “Investor.” The Investor represents and warrants to the Company that:

5.1 Organization and Standing of the Investor. Where the Investor is a corporation, limited partnership or other entity, such Investor is duly formed or incorporated, validly existing and in good standing under the laws of the state in which it was formed. The state in which any offer to purchase shares hereunder was made or accepted by such Investor is the state shown as such Investor’s address on the date of this Agreement. The Investor was not formed for the purpose of investing solely in the Preferred Stock, the Warrants or the Shares which are the subject of this Agreement.

5.2 Authorization and Power. The Investor has the requisite power and authority to enter into and perform this Agreement and to purchase the securities being sold to it hereunder. The execution, delivery and performance of this Agreement by the Investor and the consummation by the Investor of the transactions contemplated hereby have been duly authorized by all necessary partnership, limited liability company, or corporate action where appropriate. This Agreement and the Registration Rights Agreement have been duly executed and delivered by the Investor and at the Closing shall constitute valid and binding obligations of the Investor enforceable against the Investor in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of ge neral application.

5.3 No Conflicts. The execution, delivery and performance of this Agreement and the consummation by the Investor of the transactions contemplated hereby or relating hereto do not and will not (i) result in a violation of such Investor’s charter documents where appropriate or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of any agreement, indenture or instrument to which the Investor is a party, or result in a violation of any law, rule or regulation, or any order, judgment or decree of any court or governmental agency applicable to the Investor or its properties (except for such conflicts, defaults and violations as would not, individually or in the aggregate, have a material

PREFERRED STOCK PURCHASE AGREEMENT BY AND BETWEENVEIN
ASSOCIATES OF AMERICA, INC. AND CERTAIN INVESTORS

adverse effect on the Investor). The Investor is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of such Investor’s obligations under this Agreement or to purchase the securities from the Company in accordance with the terms hereof, provided that for purposes of the representation made in this sentence, the Investor is assuming and relying upon the accuracy of the relevant representations and agreements of the Company herein.

5.4 Financial Risks. The Investor acknowledges that such Investor is able to bear the financial risks associated with an investment in the securities being purchased by the Investor from the Company and that it has been given full access to such records of the Company and the subsidiaries, and to the officers of the Company and the subsidiaries as it has deemed necessary or appropriate to conduct its due diligence investigation. The Investor is capable of evaluating the risks and merits of an investment in the securities being purchased by the Investor from the Company by virtue of its experience as an investor and its knowledge, experience, and sophistication in financial and business matters. The Investor is capable of bearing the entire loss of its investment in the securities being purchased by the Investor from the Company.

5.5 Accredited Investor. The Investor is (i) an “accredited investor” as that term is defined in Rule 501 of Regulation D promulgated under the 1933 Act by reason of Rule 501(a)(3) and (6), (ii) experienced in making investments of the kind described in this Agreement and the related documents, (iii) able, by reason of the business and financial experience of its officers (if an entity) and professional advisors (who are not affiliated with or compensated in any way by the Company or any of its affiliates or selling agents), to protect its own interests in connection with the transactions described in this Agreement, and the related documents and (iv) able to afford the entire loss of its investment in the securities being purchased by the Investor from the Company.

5.6 Brokers. Except as set forth in Schedule 4.8, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by, or on behalf of, the Investor.

5.7 Knowledge of Company. The Investor and such Investor’s advisors, if any, have been, upon request, furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the securities being purchased by the Investor from the Company. The Investor and such Investor’s advisors, if any, have been afforded the opportunity to ask questions of the Company and have received complete and satisfactory answers to any such inquiries.

5.8 Risk Factors. The Investor understands that such Investor’s investment in the securities being purchased by the Investor from the Company involves a high degree of risk. The Investor understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the

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securities being purchased by the Investor from the Company. The Investor warrants that such Investor is able to bear the complete loss of such Investor’s investment in the securities being purchased by the Investor from the Company.

5.9 Full Disclosure. No representation or warranty made by the Investor in this Agreement and no certificate or document furnished or to be furnished to the Company pursuant to this Agreement contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading. Except as set forth or referred to in this Agreement, Investor does not have any agreement or understanding with any person relating to acquiring, holding, voting or disposing of any equity securities of the Company.

5.10 Payment of Due Diligence Expenses. At the Closing, the Escrow Agent, under the Escrow Agreement, shall disburse to Barron Partners LP Fifty Thousand Dollars ($50,000.00) for due diligence expenses.

ARTICLE VI

COVENANTS OF THE COMPANY

6.1 Registration Rights. The Company shall cause the Registration Rights Agreement to remain in full force and effect according to the provisions of the Registration Rights Agreement, and the Company shall comply in all material respects with the terms thereof.

6.2 Reservation of Common Stock. As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, shares of Common Stock for the purpose of enabling the Company to issue the Shares underlying the Preferred Stock and Warrants.

6.3 Compliance with Laws. The Company hereby agrees to comply in all respects with the Company’s reporting, filing and other obligations under the Laws.

6.4 Exchange Act Registration. The Company shall register under Section 12 (g) of the 1934 Act and thereafter shall maintain such registration thereunder and will use its commercially reasonable efforts to comply in all respects with its reporting and filing obligations under the 1934 Act, and will not take any action or file any document (whether or not permitted by the 1934 Act or the rules thereunder) to terminate or suspend any such registration, or to terminate or suspend its reporting and filing obligations under the 1934 until the Investor has disposed of all of its Shares.

6.5 Corporate Existence; Conflicting Agreements. The Company will take all steps necessary to preserve and continue the corporate existence of the Company. The Company shall not enter into any agreement, the terms of which agreement would restrict or impair the right or

PREFERRED STOCK PURCHASE AGREEMENT BY AND BETWEENVEIN
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ability of the Company to perform any of its obligations under this Agreement or any of the other agreements attached as an Exhibit hereto.

6.6 Fully Reporting Company. Within sixty (60) days of the Closing Date the Company must file Form 10-SB under the 1934 Act pursuant to the requirements sets forth therein. If for any reason the Company has not filed such Form 10-SB within sixty (60) days of Closing, the Company shall pay to the Investor as liquidated damages and not as a penalty, an amount equal to five percent (5%) per month, payable monthly in cash or Preferred Stock at the option of the Investor until such time as such Form 10-SB is filed.

6.7 Preferred Stock. On or prior to the Closing Date, the Company will cause to be cancelled all preferred stock issued by the Company with the exception of the Preferred Stock to be issued to the Investor. For a period of eighteen (18) months commencing on Closing or until such time as the Investors collectively hold less than fifteen percent (15%) of the Preferred Stock, the Company will not issue any preferred stock of the Company with the exception of Preferred Stock issued to the Investor.

6.8 Convertible Debt. On or prior to the Closing Date, the Company will cause to be cancelled all convertible debt issued by the Company. For a period of eighteen (18) months commencing on Closing or until such time as the Investors collectively hold less than fifteen percent (15%) of the Preferred Stock Company will not issue any convertible debt.

6.9 Debt Limitation. For eighteen (18) months commencing on Closing or until such time as the Investors collectively hold less than fifteen percent (15%) of the Preferred Stock the Company agrees not to enter into any new borrowings of more than twice as much as the sum of the EBITDA from recurring operations over the most recent prior four (4) quarters.

6.10 Reset Equity Deals. On or prior to the Closing Date, the Company will cause to be cancelled any and all reset features related to any shares outstanding that could result in additional shares being issued. Until the later of eighteen (18) months commencing on Closing or until Investors collectively hold less than ten percent (10%) of the Preferred Stock, the Company will not enter into any transactions that have any reset features that could result in additional shares being issued.

6.11 Independent Directors. Within ninety (90) days after the Closing, the Company shall have caused the majority of the board of directors to consist of qualified independent directors, as defined by the NASD. If at any time thereafter, the board shall not be composed in the majority of qualified independent directors, the Company shall, until cured, pay to the Investors, pro rata, as liquidated damages and not as a penalty, an amount equal to eighteen percent (18%) of the Purchase Price per annum, payable monthly in cash or Preferred Stock at the option of the Investor. The parties agree that the only damages payable for a violation of the terms of this Agreement with respect to which liquidated damages are expressly provided shall be such liquidated damages. Nothing shall preclude the Investor from pursuing or obtaining specific

PREFERRED STOCK PURCHASE AGREEMENT BY AND BETWEENVEIN
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performance or other equitable relief with respect to this Agreement. The parties hereto agree that the liquidated damages provided for in this Section 6.10 constitute a reasonable estimate of the damages that may be incurred by the Investor by reason of the failure of the Company to appoint at least two independent directors in accordance with the provision hereof.

6.12 Independent Directors Become Majority of Audit and Compensation Committees. Within ninety (90) days after the Closing, the Company will cause the appointment of a majority of outside directors to the audit and compensation committees of the board of directors. If at any time thereafter, such independent directors do not compose the majority of the audit and compensation committees, the Company shall, until cured, pay to the Investors, pro rata, as liquidated damages and not as a penalty, an amount equal to eighteen percent (18%) of the Purchase Price per annum, payable monthly in cash or Preferred Stock at the option of the Investor. The parties agree that the only damages payable for a violation of the terms of this Agreement with respect to which liquidated damages are expressly provided shall be such liquidated damages. Nothing shall preclude the Investor from pursuing other remedies or obtaining specific performance or other equitable relief with respect to this Agreement.

6.13 Use of Proceeds. The Company will use the proceeds from the sale of the Preferred Stock and the Warrants (excluding amounts paid by the Company for legal and administrative fees in connection with the sale of such securities) for payment of outstanding indebtedness in an aggregate principal amount not to exceed $500,000, exclusive of: (i) indebtedness owing under that certain Loan and Security Agreement dated as of February 15, 2006 among ABS-SOS Plus Partners Ltd., as lender, and the Company and the other borrowers named therein, as supplemented to date, (ii) debt, (iii) working capital and (iv) acquisitions.

6.14 Right of First Refusal. Each Investor shall have the right to participate in any subsequent funding by the Company on a pro rata basis at one hundred percent (100%) of the offering price.

6.15 Price Adjustment Based on Earnings Per Share. The Certificate of Designation shall contain the following provisions:

6.15.1 In the event the Company’s Pre-Tax Income for the year ended June 30, 2006 is between $0.01 and $0.006 (35% Decline) per share on a fully-diluted basis, after having reversed out the P&L impact of the Employee Stock Option Plan adopted under paragraph

6.22 of a certain Preferred Stock Purchase Agreement made effective among the parties on or about March 20, 2006 and all fees paid or accrued by the Company in fiscal year 2006 in connection with the funding under such Purchase Agreement, then the conversion price shall be reduced proportionately by 0% if the fully-diluted Pre Tax Income is $0.01 per share or greater and by 35% if the fully-diluted Pre Tax Income is $0.006 per share (35% decrease) or less. For example if the earnings are $0.008 per share (20% Decline) then the Conversion Price, as defined in the Certificate of Designation, shall be reduced by 20% of the then current conversion price per share.

PREFERRED STOCK PURCHASE AGREEMENT BY AND BETWEENVEIN
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6.15.2 In addition to any adjustment pursuant to Section 6.15.1 of this Agreement, in the event the Company’s Pre-Tax Income for the year ended June 30, 2007 is between $0.056 and $0.036 (35% Decline) per share on a fully-diluted basis, then the conversion price shall be reduced proportionately by 0% if the fully-diluted Pre Tax Income is $0.056 per share or greater and by 35% if the fully-diluted Pre Tax Income is $0.036 per share (35% decrease) or less. For example if the earnings are $0.045 per share (20% Decline) then the Conversion Price, as defined in the Certificate of Designation, shall be reduced by 20% of the then current conversion price per share. Fully-diluted Pre-Tax Income Per Share shall be based on the number of outstanding shares of Common Stock plus all shares of Common Stock issuable upon conversion of all outstanding convertible securities and upon exercise of all outstanding warrants, options and rights, regardless of whether (i) such shares would be included in determining d iluted earnings per share and (ii) such convertible securities are subject to a restriction or limitation on exercise. Thus, for purpose of determining fully-diluted Pre-Tax Income Per Share, the four and nine tenths percent (4.9%) Limitation shall be disregarded. The adjustment to the conversion price shall be made within five business days of the audited numbers being reported to the SEC. This Section 6.15.2 shall apply to the all of the Series A Preferred Stock which is outstanding on the date the Form 10-KSB or Form 10-K is filed, or, if not filed on time, on the date that filing was required.

6.16 Insider Selling. The Company shall cause each of its officers, directors and any other “insider” to not sell or otherwise transfer for value any shares of capital stock of the Company until the earlier of (i) two (2) years after the Closing or (ii) the termination of such officer’s employment with the Company or such director’s membership on the Company’s board of directors. The Investor shall not be considered insiders” for purposes of this Section 6.16.

6.17 Employment and Consulting Contracts. For three (3) years after the Closing, the Company must have a unanimous opinion from the Compensation Committee of the Board of Directors that any awards, other than salary, are usual, appropriate and reasonable for any officer, director, employee or consultant holding a similar position in other fully reporting public companies with independent majority boards with similar market capitalizations in the same industry quoted on the same market as the Company.

6.18 Subsequent Financing / Subsequent Equity Sales. From the date hereof until such time as no Investor holds any of the Shares, the Company shall be prohibited from effecting or entering into an agreement to effect any Subsequent Financing involving a “Variable Rate Transaction” or an “MFN Transaction” (each as defined below). The term “Variable Rate Transaction” shall mean a transaction in which the Company issues or sells (i) any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of Common Stock either (A) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities or

(B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified

PREFERRED STOCK PURCHASE AGREEMENT BY AND BETWEENVEIN
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or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock. The term “MFN Transaction” shall mean a transaction in which the Company issues or sells any securities in a capital raising transaction, or series of related transactions, which grants to an investor the right to receive additional shares based upon future transactions of the Company on terms more favorable than those granted to such investor in such offering. The Investor shall be entitled to obtain injunctive relief against the Company to preclude any such issuance, which remedy shall be in addition to any right to collect damages. Notwithstanding the foregoing, this Section 6.18 shall not apply in respect of an Exempt Issuance, except that no Variable Rate Transaction or MFN Transaction shall be an Exempt Issuance.

6.19 Amendment to Certificate of Incorporation. Prior to the Closing, the following provision shall be adopted and included in the Certificate of Amendment:

“The terms and conditions of any rights, options and warrants approved by the Board of Directors may provide that any or all of such terms and conditions may be waived or amended only with the consent of the holders of a designated percentage of a designated class or classes of capital stock of the Corporation (or a designated group or groups of holders within such class or classes, including but not limited to disinterested holders), and the applicable terms and conditions of any such rights, options or warrants so conditioned may not be waived or amended absent such consent.”.

6.20 Stock Splits. All forward and reverse stock splits shall affect all equity and derivative holders proportionately.

6.21 Reverse Split. Following the Closing, the Company shall effect a reverse split of the Common Stock at a ratio of no less than one for six. If at any time after ninety (90) days from the Closing, the Company shall not effect a reverse split of the Common Stock at a ratio of no less than one for six, the Company shall pay to the Investors, pro rata, as liquidated damages and not as a penalty, an amount equal to twenty eight percent (28%) per annum of the Purchase Price for the Shares still held by the Investor on such date, payable monthly in cash. The parties agree that the only damages payable for a violation of the terms of this Agreement with respect to which liquidated damages are expressly provided shall be such liquidated damages Closing Date. The parties hereto agree that the liquidated damages provided for in this Section 6.21 constitute a reasonable estimate of the damages that may be incurred by the Investor. Nothing shall preclude the Investor from pursuing or obtaining specific performance or other equitable relief with respect to this Agreement.

6.22 Employee Stock Option Plan Following the Closing, the Company shall establish an employee stock option plan representing 15% of the primary shares outstanding. Half of the employee stock option plan shall vest immediately to the President - Eric Luetkemeyer, with the

PREFERRED STOCK PURCHASE AGREEMENT BY AND BETWEENVEIN
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remaining 7.5% (half of the employee stock option plan) vesting prorata over a five year period to be distributed as determined by the compensation committee of an independent board.

ARTICLE VII

COVENANTS OF THE INVESTOR

7.1 Compliance with Law. The Investor’s trading activities with respect to the Shares will be in compliance with all applicable state and federal securities laws, rules and regulations and rules and regulations, of any public market on which the Company’s Common Stock is listed, quoted or traded.

7.2 Transfer Restrictions. The Investor acknowledges that (1) the Preferred Stock, Warrants and Shares have not been registered under the provisions of the 1933 Act, and may not be transferred unless (A) subsequently registered thereunder or (B) the Investor shall have delivered to the Company an opinion of counsel, reasonably satisfactory in form, scope and substance to the Company, to the effect that the Preferred Stock, Warrants and Shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration and (2) any sale of the Preferred Stock, Warrants and Shares made in reliance on Rule 144 promulgated under the 1933 Act may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any resale of such securities under circumstances in which the seller, or the person through whom the sale is made, may be deemed to be an underwriter, as that term is used in the 1933 Act, may require compliance with some other exempt ion, if available, under the 1933 Act or the rules and regulations of the SEC thereunder.

7.3 Restrictive Legend. The Investor acknowledges and agrees that until such time as the Shares underlying the Preferred Stock and Warrants have been registered under the 1933 Act and sold in accordance with an effective Registration Statement, certificates and other instruments representing any of the Shares, Preferred Stock and Warrants shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of any such securities):

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SHARES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, (2) SUCH TRANSFER IS IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S PROMULGATED UNDER THE SECURITIES ACT, OR (3) SUCH TRANSFER IS PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT.”

7.4 Amendment to Certificate of Incorporation. Investor hereby agrees to vote any shares of capital stock that it may own directly or beneficially, for the amendment to the Certificate of Incorporation referenced in Section 6.20. Pending adoption of such amendment, Investor hereby agrees for itself and its successors and assigns that neither this Section 7.4 or Section 6.20 above, or any restriction on exercise of the Warrant shall be amended, modified or waived without the

PREFERRED STOCK PURCHASE AGREEMENT BY AND BETWEENVEIN
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consent of the holders of a majority of the shares of Common Stock held by Persons who are not Affiliates of the Company, or the Investor or Affiliates of the Investor.

ARTICLE VIII
CONDITIONS PRECEDENT TO THE COMPANY’S OBLIGATIONS

The obligation of the Company to consummate the transactions contemplated hereby shall be subject to the fulfillment, on or prior to Closing Date, of the following conditions:

8.1 No Termination. This Agreement shall not have been terminated pursuant to Article X hereof.

8.2 Representations True and Correct. The representations and warranties of the Investor contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as if made on as of the Closing Date.

8.3 Compliance with Covenants. The Investor shall have performed and complied in all material respects with all covenants, agreements, and conditions required by this Agreement to be performed or complied by it prior to or at the Closing Date.

8.4 No Adverse Proceedings. On the Closing Date, no action or proceeding shall be pending by any public authority or individual or entity before any court or administrative body to restrain, enjoin or otherwise prevent the consummation of this Agreement or the transactions contemplated hereby, or to recover any damages or obtain other relief as a result of the transactions proposed hereby.

ARTICLE IX
CONDITIONS PRECEDENT TO INVESTOR’S OBLIGATIONS

The obligation of the Investor to consummate the transactions contemplated hereby shall be subject to the fulfillment, on or prior to Closing Date unless specified otherwise, of the following conditions:

9.1 No Termination. This Agreement shall not have been terminated pursuant to Article X hereof.

9.2 Representations True and Correct. The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as if made on as of the Closing Date.

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9.3 Compliance with Covenants . The Company shall have performed and complied in all material respects with all covenants, agreements, and conditions required by this Agreement to be performed or complied by it prior to or at the Closing Date.

9.4 No Adverse Proceedings. On the Closing Date, no action or proceeding shall be pending by any public authority or individual or entity before any court or administrative body to restrain, enjoin or otherwise prevent the consummation of this Agreement or the transactions contemplated hereby, or to recover any damages or obtain other relief as a result of the transactions proposed hereby.

ARTICLE X

TERMINATION, AMENDMENT AND WAIVER

10.1 Termination. This Agreement may be terminated at any time prior to the Closing Date as follows:

10.1.1 by mutual written consent of the Investor and the Company;

10.1.2 by the Company upon a material breach of any representation, warranty, covenant or agreement on the part of the Investor set forth in this Agreement, or the Investor upon a material breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company or the Investor, respectively, shall have become untrue, in either case such that any of the conditions set forth in Article VIII or Article IX hereof would not be satisfied (a “Terminating Breach”), and such breach shall, if capable of cure, not have been cured within ten (10) business days after receipt by the party in breach of a notice from the non-breaching party setting forth in detail the nature of such breach.

10.2 Effect of Termination. Except as otherwise provided herein, in the event of the termination of this Agreement pursuant to Section 10.1 hereof, there shall be no liability on the part of the Company or the Investor or any of their respective officers, directors, agents or other representatives and all rights and obligations of the parties hereto shall cease; provided that in the event of a Terminating Breach, the breaching party shall be liable to the non-breaching party for all costs and expenses incurred by the non-breaching party not to exceed $50,000.

10.3 Amendment. This Agreement may be amended by the parties hereto any time prior to the Closing Date by an instrument in writing signed by the parties hereto.

10.4 Waiver. At any time prior to the Closing Date, the Company or the Investor, as appropriate, may: (a) extend the time for the performance of any of the obligations or other acts of other party; (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto which have been made to it or them; or (c) waive compliance with any of the agreements or conditions contained herein for its or their benefit.

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Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby.

ARTICLE XI

GENERAL PROVISIONS

11.1 Transaction Costs. Except as otherwise provided herein, each of the parties shall pay all of its costs and expenses (including attorney’s fees and other legal costs and expenses and accountants’ fees and other accounting costs and expenses) incurred by that party in connection with this Agreement; provided, the Company shall pay Barron Partners LP such due diligence expenses as described in Section 5.10.

11.2 Indemnification. Following the Closing Date the Investor agrees to indemnify, defend and hold the Company and its officers and directors harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities or damages, including interest, penalties and reasonable attorney’s fees, that any of them shall incur or suffer, which arise out of or result from any breach of this Agreement by the Investor or failure by the Investor to perform with respect to any of its representations, warranties or covenants contained in this Agreement or in any exhibit or other instrument furnished or to be furnished under this Agreement. The Company agrees to indemnify, defend and hold the Investor harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities or damages, including interest, penalties and reasonable attorney’s fees, that it shall incur or suffer, which arise out of, result from or relate t o any breach of this Agreement or failure by the Company to perform with respect to any of its representations, warranties or covenants contained in this Agreement or in any exhibit or other instrument furnished or to be furnished under this Agreement. In no event shall the Company, officers and directors of the Company or the Investor be entitled to recover consequential or punitive damages resulting from a breach or violation of this Agreement nor shall any party have any liability hereunder in the event of gross negligence or willful misconduct of the indemnified party. In the event of a breach of this Agreement by the Company, the Investor shall be entitled to pursue a remedy of specific performance upon tender into an appropriate court of competent jurisdiction an amount equal to the Purchase Price hereunder. The indemnification by the Investor shall be limited to $50,000.00.

11.3 Headings. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

11.4 Entire Agreement. This Agreement (together with the Schedule, Exhibits, Warrants and documents referred to herein) constitute the entire agreement of the parties and supersede all prior agreements and undertakings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof.

PREFERRED STOCK PURCHASE AGREEMENT BY AND BETWEENVEIN
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11.5 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been given (i) on the date they are delivered if delivered in person; (ii) on the date initially received if delivered by facsimile transmission followed by registered or certified mail confirmation; (iii) on the date delivered by an overnight courier service; or (iv) on the third business day after it is mailed by registered or certified mail, return receipt requested with postage and other fees prepaid as follows:

If to the Company:

Vein Associates of America, Inc.
400 International Parkway
Suite 100
Heathrow, Florida 32746
Facsimile No: 407-708-5819
Attention: Eric Luetkemeyer

With a copy to:

Herrick, Feinstein LLP
2 Park Avenue
New York, NY 10016
Facsimile No.: 212-545-3322
Attn: Daniel A. Etna

If to the Investor:

To the address listed on Schedule A herein or to the
address provided to the Company by Investor.

11.6 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to either party. Upon such determination that any such term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

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11.7 Binding Effect. All the terms and provisions of this Agreement whether so expressed or not, shall be binding upon, inure to the benefit of, and be enforceable by the parties and their respective administrators, executors, legal representatives, heirs, successors and assignees.

11.8 Preparation of Agreement. This Agreement shall not be construed more strongly against any party regardless of who is responsible for its preparation. The parties acknowledge each contributed and is equally responsible for its preparation.

11.9 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to applicable principles of conflicts of law.

11.10 Jurisdiction. If any action is brought between or among the parties with respect to this Agreement or otherwise, by way of a claim or counterclaim, the parties agree that in any such action, and on all issues, the parties irrevocably waive their right to a trial by jury. Exclusive jurisdiction and venue for any such action shall be the Federal Courts serving the Southern District of State of New York. In the event suit or action is brought by either party under this Agreement to enforce any of its terms, or in any appeal therefrom, it is agreed that the prevailing party shall be entitled to reasonable attorneys fees to be fixed by the trial court and/or appellate court.

11.11 Preparation and Filing of Securities and Exchange Commission filings. The Investor shall reasonably assist and cooperate with the Company in the preparation of all filings with the SEC that relate to the Investor due after the Closing Date.

11.12 Further Assurances, Cooperation. Each party shall, upon reasonable request by the other party, execute and deliver any additional documents necessary or desirable to complete the transactions herein pursuant to, and in the manner contemplated by, this Agreement. The parties hereto agree to cooperate and use their respective commercially reasonable efforts to consummate the transactions contemplated by this Agreement.

11.13 Survival. The representations, warranties, covenants and agreements made herein shall survive the Closing of the transactions contemplated hereby for a period of two (2) years.

11.14 Third Parties.Except as disclosed in this Agreement, nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties hereto and their respective administrators, executors, legal representatives, officers and directors of the Company, heirs, successors and assignees. Nothing in this Agreement is intended to relieve or discharge the obligation or liability of any third person to any party to this Agreement, nor shall any provision give any third person any right of subrogation or action over or against any party to this Agreement.

11.15 Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of either party hereto in the exercise of any right hereunder shall impair such right or be

PREFERRED STOCK PURCHASE AGREEMENT BY AND BETWEENVEIN
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construed to be a waiver of, or acquiescence in, any breach of any representation, warranty, covenant or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

11.16 Counterparts. This Agreement may be executed in counterparts, and by the different parties hereto in separate counterparts, all of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. A facsimile transmission of this signed Agreement shall be legal and binding on all parties hereto.

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PREFERRED STOCK PURCHASE AGREEMENT BY AND BETWEENVEIN
ASSOCIATES OF AMERICA, INC. AND CERTAIN INVESTORS

IN WITNESS WHEREOF, the Investors and the Company have caused the execution and delivery of this agreement as of the date first written above.

THE COMPANY:

VEIN ASSOCIATES OF AMERICA, INC.

/s/ Eric Luetkemeyer By: Eric Luetkemeyer, President

INVESTOR:

BARRON PARTNERS LP By: Barron Capital Advisors, LLC, its General Partners

/s/ Andrew Barron Worden Andrew Barron Worden President 730 Fifth Avenue, 9th Floor New York NY 10019

PREFERRED STOCK PURCHASE AGREEMENT BY AND BETWEENVEIN
ASSOCIATES OF AMERICA, INC. AND CERTAIN INVESTORS

Schedule A
NUMBER OF
SHARES
OF COMMON
STOCK
INTO WHICH			NUMBER OF
PREFERRED			SHARES
AMOUNT OF		STOCK IS	UNDERLYING
NAME AND ADDRESS	INVESTMENT	CONVERTIBLE	WARRANTS

Barron Partners LP 730 Fifth Avenue, 9th Floor New York, New York 10019 $1,400,000.00 19,444,444 14,000,000 Attn: Andrew Barron Worden

PREFERRED STOCK PURCHASE AGREEMENT BY AND BETWEENVEIN
ASSOCIATES OF AMERICA, INC. AND CERTAIN INVESTORS

Schedule 4.3.2 – Capitalization

PREFERRED STOCK PURCHASE AGREEMENT BY AND BETWEENVEIN
ASSOCIATES OF AMERICA, INC. AND CERTAIN INVESTORS

Schedule 4.6 Financial Statements

PREFERRED STOCK PURCHASE AGREEMENT BY AND BETWEENVEIN
ASSOCIATES OF AMERICA, INC. AND CERTAIN INVESTORS

Schedule 4.8 – List of Brokers

Westminster Securities Corporation has acted as Placement Agent to the Company and as such shall receive compensation of: (i) cash commission of ten percent (10%) of the gross proceeds of each Closing, and (ii) warrants to purchase 10% of the number of Shares issuable in connection with Preferred Stock and Warrants sold at each Closing, exercisable at the same price paid or payable by the Investors.

PREFERRED STOCK PURCHASE AGREEMENT BY AND BETWEENVEIN
ASSOCIATES OF AMERICA, INC. AND CERTAIN INVESTORS

Exhibit A

Form of Certificate of Designation of Preferences, Rights and Limitations of Series A
Preferred Stock

PREFERRED STOCK PURCHASE AGREEMENT BY AND BETWEENVEIN
ASSOCIATES OF AMERICA, INC. AND CERTAIN INVESTORS

Exhibit B

Registration Rights Agreement

PREFERRED STOCK PURCHASE AGREEMENT BY AND BETWEENVEIN
ASSOCIATES OF AMERICA, INC. AND CERTAIN INVESTORS

Exhibit C

Warrants

PREFERRED STOCK PURCHASE AGREEMENT BY AND BETWEENVEIN
ASSOCIATES OF AMERICA, INC. AND CERTAIN INVESTORS

Exhibit D

Escrow Agreement

PREFERRED STOCK PURCHASE AGREEMENT BY AND BETWEENVEIN
ASSOCIATES OF AMERICA, INC. AND CERTAIN INVESTORS

Exhibit E

Corporate Charter, Articles of Incorporation and By-Laws

PREFERRED STOCK PURCHASE AGREEMENT BY AND BETWEENVEIN
ASSOCIATES OF AMERICA, INC. AND CERTAIN INVESTORS